EXHIBIT 10.3

AWARD NOTICE

NOTICE OF NON-QUALIFIED STOCK OPTION

GRANTED PURSUANT TO THE

PERFORMANCE TECHNOLOGIES, INCORPORATED

2003 OMNIBUS INCENTIVE PLAN

Grantee:

Number of Shares:

Option Price:	$.90

Date of Grant:	January 24, 2013

1. Grant of Option. This Award Notice serves to notify you that the Stock Option Committee (the “Committee”) of the Board of Directors of Performance Technologies, Incorporated (the “Company”) has granted to you, under the Company’s 2003 Omnibus Incentive Plan (the “Plan”), a non-qualified stock option (the “Option”) to purchase, on the terms and conditions set forth in this Award Notice and the Plan, up to the number of shares of its Common Stock, $.01 par value per share (the “Common Stock”) and at the price per share set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. Capitalized terms not defined herein have the respective meanings set forth in the Plan.

2. Period of Option and Limitations on Right to Exercise. Unless the Option is previously terminated pursuant to the terms of the Plan or this Award Notice, the Option will expire at 5:00 p.m., Eastern Standard Time, on the month and day that is (5) years from the Date of Grant (the “Expiration Date”).

3. Exercise of Option.

(a) Vesting Schedule. Subject to the terms of the Plan and this Award Notice, provided you are still an employee of the Company at that time, the Option will vest and become exercisable pro rata with respect to one-twelfth (1/12) of fifty percent (50%) of the total number of shares of Common Stock subject to the Option will vest on a monthly basis during the first year after the Date of Grant, one-twelfth (1/12) of twenty-five percent (25%) of the total number of shares of Common Stock subject to the Option will vest on a monthly basis during the second year after the Date of Grant, one-twelfth (1/12) of twenty-five percent of the total number of shares of Common Stock subject to the Option will vest on a monthly basis during the third year after the Date of Grant.

(b) Exercise. The option may be exercised with respect to any vested shares, in whole or in part, with a minimum exercise of 100 shares or the total exercisable number of shares if less than 100 shares, by you providing a notice of exercise to the Company and payment in accordance with the forms and procedures established by the Committee and in effect on the date of exercise.

4. Effect of Certain Events.

(a) Death. In the event of your death prior to the complete exercise of the Option, your designated beneficiary or, in the absence of such beneficiary, your duly qualified personal representative may exercise the Option to purchase any vested shares available under the Option until the earlier of the Expiration Date or one year after your death. Upon your death, the Option shall terminate with respect to any unvested shares under the Option.

(b) Disability. In the event of your Disability prior to the complete exercise of the Option, you may exercise the Option to purchase any vested shares available under the Option until the earlier of the Expiration Date or one year after the date of your Disability. Upon the date of your Disability, the Option shall terminate with respect to any unvested shares under the Option.

(c) Retirement or Approved Reason. Upon your Retirement or in the event of termination for an Approved Reason, you may exercise the Option to purchase any vested shares available under the Option until the earlier of the Expiration Date or one year after the date of your Retirement or termination for an Approved Reason. Upon your Retirement or termination for an Approved Reason, the Option shall terminate with respect to any unvested shares under the Option.

(d) Other Termination. Upon your termination from the Company for any reason other than your death, Disability, Retirement or termination for an Approved Reason, you may exercise the Option to purchase any vested shares available under the Option until the earlier of the Expiration Date or 30 days after the date of your termination. Upon your termination, the Option shall terminate with respect to any unvested shares under the Option.

(e) Change of Control. Notwithstanding the vesting schedule set forth in Section 3 of this Award Notice, upon a “Change of Control,” the Option shall become fully vested and immediately exercisable for the total number of shares available under the Option. For purposes of this Award Notice, “Change of Control” means (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary, or any employee benefit plan(s) sponsored by the Company or any subsidiary, is or has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 51 percent or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors; (ii) individuals who constitute the Board on the Date of Grant (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof (or a majority of the Board as then constituted), provided that any person becoming a director subsequent to the Date of Grant whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; (iii) the closing of a reorganization, merger or consolidation of the Company, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than three-quarters (3/4) of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; (iv) the closing of a sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary; or (v) the complete liquidation and dissolution of the Company.

5. Limitation of Rights. You will not have any rights as a stockholder with respect to the shares covered by the Option until you become the holder of record of such shares by exercising the Option. Neither the Plan, the granting of the Option nor this Award Notice gives you any right to remain employed by the Company or a Subsidiary.

6. Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the exercise of the Option, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

7. Restriction on Transfers. You may not make any sale or other distribution or disposition of any shares of Common Stock acquired by you pursuant to the exercise of all or any part of the Option unless (i) a registration statement with respect to such shares is in effect at the time of such sale, distribution or disposition and the Company shall have received proof satisfactory to it that there has been compliance with applicable state law, or (ii) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Securities Act of 1933, as amended, or applicable state law will be involved in such transfer.

8. Plan Controls. The Option is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of (i) the Plan or (ii) this Award Notice, the provisions of the Plan will be controlling and determinative.

IN WITNESS WHEREOF, the Company has caused this agreement to be executed on its behalf by its duly authorized officer, sealed with its corporate seal, attested to by an authorized officer , and the Optionee has hereunto set his hand, the day and year written below.

ACKNOWLEDGEMENT

The undersigned Grantee acknowledges receipt of a copy of the Plan, and understands and agrees to the terms of this Award Notice and the Plan. The Grantee further acknowledges that as of the Date of Grant, this Award Notice and the set forth the entire understanding between the Grantee and the Company regarding the acquisition of Common Stock and supersede all prior oral and written agreements on that subject, with the exception of any other awards under the Plan made to the Grantee contemporaneously with this Option.

Date of Grant: January 24, 2013

Grantee:

PERFORMANCE TECHNOLOGIES, INCORPORATED

Chief Executive Officer

ATTEST: